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                                                                    EXHIBIT 10.9


                              OPEN SOLUTIONS INC.

                         Restricted Stock Unit Agreement
                    Granted Under 2003 Stock Incentive Plan

      AGREEMENT made this __ day of _________, 200_, between Open Solutions Inc., a Delaware corporation (the "Company"), and _______________ (the "Participant").

      For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.    Issuance of Shares.

      The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2003 Stock Incentive Plan (the "Plan"), the right to receive ___ shares of common stock, $0.01 par value, of the Company (the "Shares") on the Vesting Date (as defined in Section 2(a) below). Within thirty (30) days after the Vesting Date, the Company shall issue to the Participant one or more certificates in the name of the Participant representing the Shares (subject to adjustment pursuant to Section 8(a) of the Plan). Until the Vesting Date, the Participant shall have no rights to any Shares or any rights associated with such Shares, including without limitation dividend or voting rights.

2.    Vesting.

            (a) The Shares will vest upon the earlier of (i) the first date on which the Participant is no longer a member of the Board of Directors of the Company and (ii) January 1, 2015 (the "Vesting Date").

            (b) In the event that the Participant's service as a director of the Company is terminated by reason of death or disability, the Shares will vest immediately following such death or disability and will be issued to the Participant or his estate within thirty (30) days of such death or disability. For this purpose, "disability" shall mean the inability of the Participant, due to a medical reason, to carry out his duties as a director of the Company for a period of six consecutive months.

            (c) In the event of (i) the liquidation or dissolution of the Company or (ii) a Reorganization Event (as defined in the Plan), the Shares will vest and be issued to the Participant immediately prior to such event.

3.    Transferability.

      This Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) (collectively, a "transfer"), except that this Agreement may be transferred by the laws of descent and distribution. The Participant may only transfer the Shares that may be issued pursuant to this Agreement following the Vesting Date.

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4.    Provisions of the Plan.

      This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

5.    Withholding Taxes.

            (a) The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

            (b) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the transactions contemplated by this Agreement, including the vesting of the Shares.

6.    Miscellaneous.

            (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            (b) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

            (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

            (d) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(d).

            (e) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            (f) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.


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            (g) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

            (h) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

            (i) Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    OPEN SOLUTIONS INC.

                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                    -----------------------------
                                    [Name of Participant]

                                    Address:
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